Name			Symbol(s)

Abitibi-Consolidated
		Inc	A
Agnico-Eagle Mines
		Limited	AGE
Agrium Inc.		AGU
Air Canada		AC
Alcan Aluminium Limited	AL
Angiotech
Pharmaceuticals		ANP
ATI Technologies
	Incorporated	ATY
Ballard Power Systems
		Inc.	BLD
Bank of
	Montreal	BMO - LBM - ZBM
Bank of Nova Scotia
		(The)	BNS - LBQ - ZBQ
Barrick Gold
	Corporation	ABX - LBA - ZBA
BCE Emergis Inc.		IFM
BCE Inc.		BCE - LBC - ZBC
Biovail Corporation	BVF
Bombardier Inc.		BBD - LBB - ZBB
Brascan Cl. A		BNN
CAE Inc.		CAE
Canada LifeFinancial
	Corporation	CL
Canadian Imperial Bank
of Commerce		CM - LCM - ZMC
Canadian National
Railway Company		CNR
Canadian Natural
Resources Limited	CNQ
Canadian Pacific
	Railway Limited	CP
Canadian Tire Corp.
		Ltd	CTR
Canadien Pacific Ships	TEU
Cascades Inc.		CAS
Celestica Inc.		CLS - LLS - ZLS
CGI Inc. (Group)	GIB
CI Fund Management Inc.	CIX
Cognos Inc.		CSN
Cott Corp.		BCB
Descartes Systems
Group Inc. (The)	DSG
Dofasco Inc.		DFS
Domtar Inc.		DTC
Enbridge Inc.		ENB
EnCanaCorporation	ECA
Fairmont Hotels
	and Resorts	FHR
Glamis Gold Ltd.	GLG
Goldcorp Inc.		G
Hurricane Hydrocarbons
		Cl. A	HHL
Husky Energy		HSE
IAMGold Corporation	IMG
Imperial Oil Limited	IMO
Inco Limited		N
JDS Uniphase
	Canada Ltd.	JDU
Kinross Gold		K
Loblaw Companies Ltd.	L
Magna International Inc	MG
Manulife Financial
	Corporation	MFC
MDS Inc.		MDS
Meridian Gold		MNG
Methanex Corporation	MX
Molson Inc. Cl. A	MOL
Moore Corporation Ltd.	MCL
National Bank of
	Canada		NA - LNA - ZNA
Nexen Inc.		NXY
Noranda Inc.		NRD - LRD - ZRD
Nortel Networks
Corporation		NT - LNT - ZNT
NOVA Chemicals
	Corporation	NCX
Petro-Canada		PCA
Placer Dome
	Inc.		PDG - LDP - ZDP
Power Corporation
	of Canada	POW
Precision Drilling
	Corporation	PD
QLT Phototherapeutics
		Inc.	QLT
Research in Motion
	Limited		RIM
Rogers Communications
		Inc.	RCI
Royal Bank of
	Canada		RY - LRY - ZRY
Shaw Comm. Cl. B	SJR
Sun Life Financial	SLF
Suncor Energy Inc.	SU
Talisman Energy Inc.	TLM
Teck Cominco
	Limited Cl. B	TEK
TELUS Corporation	T
Thomson Corporation
		(The)	TOC
Toronto-Dominion Bank
	(The)		TD - LTD - ZTD
TransAlta Corporation	TA
TransCanada PipeLines
		Ltd.	TRP
Trizec Canada		TZC